Exhibit 99.1

AmpliTech Group Announces Pricing of $9 Million Unit Offering

HAUPPAUGE, NY, January 26, 2026 (GLOBE NEWSWIRE) — AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW), a designer, developer, and manufacturer of state-of-the-art signal processing components for global communications infrastructure, including 5G/6G Open RAN, satellite and quantum computing systems, today announced that it has entered into securities purchase agreements with certain institutional investors to purchase 2,230,000 Units at an offering price of Four dollars and Five and a half cents ($4.055) per Unit, in a registered direct offering. Each Unit consisted of one share of common stock, one Series A right to purchase one share of common stock at $5.00, and one Series B right to purchase one share of common stock at $6.00.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $9,042,650 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about January 27, 2026, subject to the satisfaction of customary closing conditions.

Moody Capital Solutions, Inc. is acting as the sole placement agent in connection with the offering.

The Securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-288863), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2025. The offering will be made only by means of a prospectus supplement that forms a part of such registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the Securities offered in the registered direct offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov.

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions, AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services, is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and ORAN 5G network solutions. Serving global markets including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation. For more information, please visit www.amplitechgroup.com

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, statements regarding the completion of the offering. These statements reflect management’s current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including risks regarding the Company’s ability to satisfy closing conditions related to the offering, risks related to market conditions, and other risks described in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

Contacts:

Corporate Social Media

X: @AmpliTechAMPG

Instagram: @AmpliTechAMPG

Facebook: AmpliTechInc

Linked In: AmpliTech Group Inc

Company Contact:

Jorge Flores

Tel: 631-521-7831

Investors@amplitechgroup.com

Investor Relations Contact:

Kirin Smith

PCG Advisory, Inc.

ksmith@pcgadvisory.com